UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2014, the stockholders of Sealed Air Corporation (the “Company”) approved the 2014 Omnibus Incentive Plan (the “Omnibus Plan”). A description of the terms and conditions of the Omnibus Plan is set forth in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders of the Company as filed with the Securities and Exchange Commission on April 11, 2014 (the “2014 Proxy Statement”) under the heading “Approval of the 2014 Omnibus Incentive Plan (Proposal 11),” which description is incorporated herein by reference. This summary is qualified in its entirety by the full text of the Omnibus Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

On May 22, 2014, the Board of Directors elected William J. Marino to serve as Chairman of the Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2014 the Board of Directors of the Company approved the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”), effective immediately. The Amended and Restated Bylaws amend and restate in their entirety the Company’s bylaws to, among other things:

•	specify rules for the organization and conduct of meetings of the Company’s stockholders;

•	clarify the procedures for the selection, and the powers and manner of acting, of the Company’s officers and assistant officers;

•	include a new Section 7.07, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, assistant officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants; and

•	provide additional specificity regarding the indemnification of the Company’s directors and officers, including, among other things, (i) clarification regarding the parties entitled to or permitted to receive indemnification, (ii) the establishment of procedures related to the indemnification of claims and the advancement of expenses, (iii) clarification regarding the limitations on the Company’s indemnification and expense advancement obligations, and (iv) the addition of a provision that provides that the repeal or modification of the indemnification provisions of the Amended and Restated Bylaws will not deprive a director or officer of indemnification with respect to any matter arising before such amendment.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 22, 2014. The holders of a total of 168,386,112 shares of the Company’s common stock were present in person or by proxy at the annual meeting, representing approximately 78.2% of the voting power entitled to vote at the annual meeting. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

1.	The stockholders elected the entire board of directors, each of whom holds office until a successor is elected and qualified or until his or her earlier resignation or removal, by the following votes:

	For	Withheld	Abstain	Broker Non-Votes
Hank Brown	151,459,441	4,183,981	669,394	12,073,296
Michael Chu	149,761,951	6,005,108	545,757	12,073,296
Lawrence R. Codey	151,840,794	3,801,422	670,600	12,073,296
Patrick Duff	153,900,716	1,719,097	693,003	12,073,296
Jacqueline B. Kosecoff	151,350,387	4,501,595	460,834	12,073,296
Kenneth P. Manning	152,073,046	3,568,727	671,043	12,073,296
William J. Marino	152,156,100	3,484,762	671,954	12,073,296
Jerome A. Peribere	151,141,316	4,426,480	745,020	12,073,296
Richard L. Wambold	153,761,748	1,863,462	687,606	12,073,296
Jerry R. Whitaker	155,314,630	310,194	687,992	12,073,296

2.	The stockholders approved the 2014 Omnibus Incentive Plan by the following vote:

For	Against	Abstain	Broker Non-Votes
133,683,902	21,813,435	815,479	12,073,296

3.	The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the proxy statement by the following vote:

For	Against	Abstain	Broker Non-Votes
140,375,649	14,429,365	1,507,802	12,073,296

4.	The stockholders ratified the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2014 by the following vote:

For	Against	Abstain
164,028,476	3,594,677	762,959

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of Sealed Air Corporation, dated May 22, 2014

10.1	2014 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Norman D. Finch Jr.
Name:	Norman D. Finch Jr.
Title:	Vice President, General Counsel and Secretary

Dated: May 28, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of Sealed Air Corporation, dated May 22, 2014

10.1	2014 Omnibus Incentive Plan